[Marcum & Kliegman LLP letterhead]


            INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT
            -------------------------------------------------------

We consent to the inclusion in this Amendment No. 3 to the Registration Statement of Media & Entertainment Holdings, Inc. (a development stage company) on Form S-1 (File No. 333-128218) of our report dated May 5, 2006, except for
Note 4, as to which the date is August 17, 2006 and Note 8, as to which the date is June 26, 2006 which includes an explanatory paragraph as to a substantial doubt about the Company's ability to continue as a going concern with respect to our audit of the financial statements of Media & Entertainment Holdings, Inc. as of March 31, 2006 and for the period from July 8, 2005 (inception) to March 31, 2006, which report appears in the prospectus, which is part of this registration statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.


/s/ Marcum & Kliegman LLP

Marcum & Kliegman LLP
Melville, New York
August 24, 2006